Gabriel Subsidiary Trace Technologies Launches Commercial Trace Location Services

Omaha, NE, February 2, 2006 -- Gabriel Technologies Corp. (OTC Bulletin Board: GWLK), a homeland security company providing physical locking systems, wireless biometric security products and GPS tracking services, announced today that its subsidiary Trace Technologies has launched its commercial Trace Location Services.

Trace provides a flexible, rapidly deployable assisted-GPS location-based service. It enables a wide array of cost efficient, customizable applications aimed at locating and tracking assets and people in a variety of challenging environments when minimal size, greater signal sensitivity and extended battery life are essential.  The superior signal penetration of the Trace service allows users to track mobile assets in high interference environments where conventional GPS systems lose reception, such as in buildings, urban canyons, cargo trailers and other obscured locations. Trace believes that its proprietary two-way paging-over-wireless-network software and web services interface based on Qualcomm Snaptrak™’s GPS software will revolutionize how and where GPS can be applied.

Trace has begun several large-scale commercial evaluations of the entire service offering, including evaluations by the federal government.

Gabriel CEO Keith Feilmeier said, “Not only do we have orders pending for Trace services and devices, but also for a campus service center. We are actively building our base of application service providers who act as value-added resellers, providing the customized mapping solution for our end users. In addition, we are exploring major partnerships with government integrators and commercial port security and logistics entities.

“This commercial launch further validates the value of Trace Location Services. We anticipate a highly successful future for these services.  This marks a culmination of significant research, development and testing of our end-to-end assisted-GPS services and location device,” Feilmeier said.

About Gabriel Technologies Corp.

Gabriel Technologies is a leading provider of proprietary solutions in three rapidly growing segments of the homeland security market – asset tracking, physical security and biometrics. Through its wholly owned subsidiary, Gabriel Technologies, LLC of Omaha, Neb., Gabriel Technologies Corp. develops, manufactures and sells a series of physical locking systems for the transportation and shipping industries collectively known as the WAR-LOK™ Security System. Security has evolved substantially in recent years due to increased risks from theft and terrorism. With the implementation of the award-winning WAR-LOK, Gabriel Technologies provides cost-efficient security measures to prevent national and global theft and homeland security issues. Gabriel Technologies’ mission is to provide the highest quality security products available to the transportation and shipping industries by creating innovative, proven technologies that can be implemented on a realistic basis. Gabriel Technologies Corp. is also the parent company of the next-generation assisted-GPS company, Trace Technologies, LLC, http://www.trace-tech.net.  The company’s Digital Defense™ Group is a leading provider of wireless biometric security products based on patent-pending technology. See http://www.mydigitaldefense.com .

Further information can be found at http://www.gabrieltechnologies.com.  For more information about Gabriel, contact Dan Leonard at (402) 614-0258.

An investment profile on the company can be found at http://www.hawkassociates.com/gabriel/profile.htm.

Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail:info@hawkassociates.com. An online investor relations kit containing Gabriel Technologies’ press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

Forward-Looking Statements: Investors are cautioned that certain statements contained in this document are “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “anticipates,” “intends,” “plans,” “expects” and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Gabriel actions, which may be provided by management, are also forward-looking statements as defined by the act. These statements are not guarantees of future performance.